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                                                                    EXHIBIT 10.8

                             COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the "Agreement"), effective as of March 1, 1998 (the "Effective Date"), is made by and between Symyx Technologies, a California corporation, having a principal place of business at 3100 Central Expressway, Santa Clara, California 95051 ("Symyx"), and Bayer AG, a German corporation, having a principal place of business at D-51368 Leverkusen, Germany (the principal contributor and participant within Bayer) and its Affiliates (collectively, "Bayer").


                                   BACKGROUND

A. Symyx owns and is developing novel, proprietary methods for the combinatorial preparation and screening of novel materials;

B. Bayer is a worldwide-represented German chemical and pharmaceutical corporation with diversified business units across multiple industry segments and interests in actively developing and utilizing novel technologies and materials;

C. Symyx and Bayer desire to collaborate to conduct materials discovery research and development focused on specific catalysts, polymers, luminescent materials, and x-ray phosphors, as well as such additional materials and activities as may be agreed upon by the parties;

D. Symyx and Bayer have entered into that certain Interim Research Funding Agreement effective as of September 1, 1997, as amended by that certain Amendment to Interim Research Funding Agreement effective as of December 1, 1997 (as amended, the "Interim Research Funding Agreement"); and

E. On or before March 31, 1998, Bayer and Symyx may enter into a Preferred Stock Purchase Agreement pursuant to which Bayer would agree to purchase, and Symyx would agree to sell, shares of Symyx Series D Preferred Stock, and Symyx would grant Bayer an option to acquire additional shares of Symyx Preferred Stock at the time of Symyx's initial public offering.

        NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings set forth herein, it is agreed by and between the parties as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        As used herein, the terms in this Agreement shall have the meanings set forth in Exhibit A.

                                    ARTICLE 2

                                RESEARCH PROGRAM

        2.1 Research Activities. Subject to the terms and conditions set forth herein, the parties shall conduct collaborative research in connection with the Research Program. The parties intend to conduct the Research Program on a collaborative basis, and agree to cooperate in the identification of Lead Compounds.

                2.1.1 Symyx Responsibilities. During the term of the Research Program, Symyx



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shall use its reasonable efforts to identify Lead Compounds in accordance with applicable Project Plans and, in that regard, to prepare and screen Libraries in the Research Program, one or more of which Libraries may, in Symyx's discretion, be prepared by Symyx outside the Research Program but used for screening in the course of performing the Research Program. Symyx shall keep the RFC responsible for a particular Field fully informed of its activities in respect of each Project within such Field. Notwithstanding any other provision of this Agreement, Symyx shall not, without its consent, be required to perform research activities other than in accordance with the Project Plans, or utilize a total number of Symyx Full-Time Equivalent ("FTE") research positions in excess of the number of FTE's funded in the Research Expenses and paid for by Bayer.

                2.1.2 Bayer Responsibilities. During the term of the Agreement, Bayer shall use its reasonable efforts to (i) provide Symyx with background information and technical information available to Bayer that is necessary to Symyx in setting up and conducting the Projects within the Research Program, and
(ii) provide other support and assistance necessary for the conduct of the Research Program as set forth in the Project Plans or as mutually agreed by the parties, including but not limited to providing chemical reagents, characterization protocols, and other relevant information for the conduct of the Research Program. Bayer shall keep Symyx fully informed of Bayer's testing and development of Agreement Compounds and/or Program Technology, during the term of the Research Program, Bayer shall keep the RFC responsible for each Project apprised of the progress and technical issues relating to the development of Agreement Compounds and commercialization of Products, or commercial exploitation of Program Technology, resulting from such Project.

                2.1.3 Interim Research. It is understood and agreed that research activities performed under the Interim Agreement shall be considered to be work performed in the Research Program for all purposes of this Agreement, including without limitation royalty obligations set forth herein; provided, however, that payments made from Bayer to Symyx under the Interim Research Funding Agreement shall not offset or reduce the payments provided under Article 6 of this Agreement.

        2.2 Fields and Projects.

                2.2.1 Initial Fields. The Research Program shall initially include the following Fields: (i) [******] (ii) the Catalysis Field, which shall be defined as catalysts for conversion of [******]; and (iii) the X-Ray Phosphors Field, which shall be defined as x-ray phosphors for general radiography applications.

                        (a) Addition of [******] Field. Upon written agreement of the parties, including approval by Prof. Dr. Rudolf Casper representing the Bayer Rubber Business Group, on or before May 1, 1998 setting forth mutually agreeable terms which may include amendments to sections of this Agreement, the Research Program may be expanded to include the [******] Field, which shall be defined as [******]. It is understood that upon addition of the [******] Field to the Research Program, Symyx will dedicate [******] FTEs to research activities in the [******] Field during the period from May 1, 1998 to March 1, 1999, and will dedicate [******] FTEs to research activities in the [******] Field during the period from March 1, 1999 to March 1, 2000.



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                        (b) Bayer Election to Reduce Catalysis Field. In the
event that the Research Program has not been expanded to include one or more Projects concerning catalysts for selective oxidation reactions (including without limitation the Projects described in Section 2.3) on or before June 1, 1998, then Bayer may elect to reduce the number of Symyx FTEs within the Catalysis Field from [******] FTEs to [******] FTEs for the period from the effective date of such reduction to March 1, 1999, and from [******] FTEs to [******] FTEs for the period from March 1, 1999 to March 1, 2000. In the event that Bayer so elects to reduce the Catalysis Field, (i) the funding payments from Bayer to Symyx will be reduced as set forth in Section 6.2.1(a), and (ii) Symyx shall not be obligated to utilize more than an average of [******] FTEs per year in the Catalysis Field from the effective date of such election to March 1, 1999 and [******] FTEs per year in the Catalysis Field from March 1, 1999 to March 1, 2000.

                2.2.2 Addition and Expansion of Fields. Upon mutual written agreement of the parties, the Initial Fields may be expanded to include additional Projects or the Research Program may be expanded to include one or more additional Fields. In conjunction with expansion of the Research Program to include a new Field, it is understood that the parties will need to reach agreement regarding the description or definition of the Field, funding for research in the Field, identification of one or more Projects to be conducted within the Field, and the term of such Projects, among other things. It is understood that the parties may agree to reallocate or rebudget resources when the parties agree to add a new Field or Project to the Research Program, and that if the parties agree to such reallocation, the addition of a new Field or Project will not necessarily require an increase in total funding from Bayer.

                2.2.3 Projects; Project Plans. A brief description of the initial Projects in each Field and the Project Plans for each of these initial Projects have been agreed in writing prior to the Effective Date.

                2.2.4 Identification of Lead Compounds. The procedure for the identification of Lead Compounds by Symyx is set forth on Exhibit B hereto.

                2.2.5 Termination of Fields. Fields may be terminated by unanimous agreement of the Executive Committee. The RFC for a particular Field may recommend to the Executive Committee that the research activities with respect to such Field should be terminated. At the request of either party, the Executive Committee will discuss possible reallocation of resources consistent with maintained funding by Bayer at the levels set forth in Section 6.2.1; provided, it is understood that if the Executive Committee does not agree upon such reallocation and still terminates a Field, the funding payments from Bayer to Symyx will decrease proportionally to the number of FTE's no longer being used for such Field. The parties will attempt to implement a smooth transition in connection with any such termination or reallocation, including provision of reasonable resources and time frames for wind-down or scale-back of the Project in such Field.

        2.3 Option to Expand Catalysis Field. It is understood that existing obligations of Symyx prevent Symyx from including within the Catalysis Field certain research projects concerning (i) [******] and (ii) [******] (each project a "Catalyst Option Project"). If Symyx obtains the right to include one or both Catalyst Option Projects within the Catalysis Field, Symyx will give Bayer written notice (the "Availability Notice") identifying the Catalyst Option



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Project(s) available and shall, for the period commencing with delivery of the
Availability Notice and ending three (3) months after the Availability Notice was sent (the "Negotiation Period"), negotiate with Bayer in good faith concerning terms upon which such projects may be included within the Catalysis Field. Symyx may, in its discretion, continue to conduct such Catalyst Option Project and perform related research activities during the Negotiation Period, but Symyx will not enter into an agreement to conduct such Catalyst Option Project for another party during the Negotiation Period. It is understood that neither party is obligated to agree to include either or both such Projects within the Catalysis Field, and that if the parties do not mutually agree upon terms for including one or both Catalyst Option Projects during the Negotiation Period described above, Symyx shall be free to perform the Option Projects on its own or with third parties without obligation to Bayer. It is further understood that the parties may agree to reallocate resources among the various Projects within the Research Program if either or both Catalyst Option Projects are to be included within the Catalysis Field, and that the parties will attempt to implement a smooth transition in connection with any such reallocation, including provisions of reasonable resources and time frames for wind-down or scale-back of other Projects within the Catalysis Field.

        2.4 Research Program Term.

                2.4.1 Initial Term. The Research Program shall commence on the Effective Date and, unless extended pursuant to Section 2.4.2, terminate two (2) years from the Effective Date of this agreement, (the "Initial Research Term"). The "Research Program Term" shall mean the Initial Research Term and any Extended Research Term set forth in Section 2.4.2.

                2.4.2 Extension of Research Program Term. Both parties intend to identify and propose additional Projects (including appropriate product driven targets) that will justify the extension of the Research Program, and agree that not less than six (6) months before expiration of the Initial Research Term and any Extended Research Term, the Executive Committee will meet to discuss possible Projects for extension of the Research Program. Upon written agreement of the parties, the Research Program Term may be extended up to three (3) years (the "Extended Research Term"). Except as the parties may otherwise agree, the funding for the Extended Research Term, if any, shall be not less than [******] from March 1, 2000 to February 28, 2001, not less than [******] from March 1, 2001 to February 28, 2002, and not less than [******] from March 1, 2002 to February 28, 2003.

        2.5 Field Exclusivity. Subject to Bayer's continuing payment to Symyx of Research Expenses for a Field, Symyx will not conduct research in such Field for any third party or on its own behalf, during the Research Program Term, other than under this Agreement. During the period for which Bayer originally committed to make Research Funding Payments for a given Field (as set forth in this Agreement for Initial Fields and as agreed by the parties for any additional Fields), Symyx will give Bayer thirty (30) days written notice in the event exclusivity set forth in this Section 2.5 no longer applies for such Field due to Bayer discontinuing payment, and on request of Bayer, the parties will discuss what payments, if any, are needed to maintain exclusivity; provided, however, that Symyx shall not be required to provide such notice to Bayer if the parties have agreed in writing that the exclusivity set forth in this Section
2.5 no longer applies for such Field.



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        2.6 [******]

        2.7 Records. Symyx and Bayer shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program (including information sufficient to establish dates of conception and reduction to practice of inventions).

        2.8 Activities Following Research Program. Except as expressly provided otherwise under the terms of this Agreement, Bayer shall, at Bayer's or its Sublicensees' expense, be responsible for conducting all development of Agreement Compounds and Products within the Field following the completion of the Research Program and all commercialization of Products in the Field to which Bayer retains rights under this Agreement, and, subject to and in accordance with the licenses, rights and obligations set forth in this Agreement, Bayer shall have the right in its exclusive discretion to conduct such development and commercialization.

                                    ARTICLE 3

                           MANAGEMENT AND INFORMATION

        3.1 Executive Committee.

                3.1.1 Responsibility. Symyx and Bayer shall establish a committee (the "Executive Committee") to (i) oversee and to direct the overall relationship between Symyx and Bayer, (ii) add, modify and terminate Fields and Projects within such Fields, (iii) approve budgets for conduct of the Research Program, (iv) identify and recommend additional fields for potential expansion or extension of the Research Program, and (v) resolve any issues which a Research Field Committee is unable or not authorized to resolve, and (vi) review and modify as necessary the Lead Compound identification and approval process.

                3.1.2 Membership. The Executive Committee shall be comprised of three (3) representatives from each party, with each party's representatives selected by the party. Either party may replace their respective Executive Committee members at any time, upon written notice to the other party. It is understood that Bayer's representatives on the Executive Committee may include one representative from Central Research and each business group and Affiliate of Bayer participating in a Project, up to a total of three (3) persons.

                3.1.3 Meetings. The Executive Committee shall meet at least twice per year at locations agreed by the parties, or more frequently as decided by the Executive Committee. With the consent of the parties, other representatives of Symyx or Bayer may attend Executive Committee meetings as nonvoting observers. Each party shall be responsible for all of its own expenses associated with attendance of such meetings. Executive Committee members may participate in any such meeting in person, by telephone, or by televideo conference. Symyx shall prepare minutes of each Executive Committee meeting, which minutes shall be approved and signed by Executive Committee representatives of each party.

                3.1.4 Decision Making. Decisions of the Executive Committee shall be made by unanimous approval. In the event the Executive Committee is unable to resolve an issue, it will



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be referred to the responsible representative of the Board of Directors of Bayer and the Chairman of the Board of Symyx for resolution, and such persons shall discuss such matter within thirty (30) days.

                3.1.5 Additional Fields and Projects. The Executive Committee shall consider and evaluate proposed additional fields and projects for the potential expansion or extension of the Research Program proposed by representatives of either party. If the Executive Committee determines that the addition of a given field or Project or extension of an existing Field is appropriate and desirable, the Executive Committee will recommend such additional field or project, or such extension of a Field, to the parties and the parties will negotiate in good faith the terms and conditions upon which such additional field or Project may be added or extended; however, it is understood that neither party shall be obligated to agree to or accept such terms and conditions. It is understood that Symyx shall not be obligated to perform any additional research activities without its prior consent.

        3.2 Research Field Committees.

                3.2.1 Responsibilities. Bayer and Symyx will establish a committee for each Field to oversee and review the technical direction of research activities within a Field (the "Research Field Committee," or "RFC"). The responsibilities of each Research Field Committee shall include: (i) establishing and modifying the Lead Criteria for each Project in the applicable Field, (ii) determining whether a particular compound identified in a Project in that Field meets the Lead Criteria, in accordance with the procedure set forth in Exhibit B to this Agreement, (iii) defining the activities and milestones for each Project in the Field, (iv) monitoring and reporting research progress for the Field for which it is responsible, and ensuring open exchange between both parties, (v) preparing and prioritizing lists of potential additional Projects for the Field, (vi) evaluating results of Projects in the Field and potential modifications to Project Plans, (vii) making recommendations regarding the approval of budgets for Projects in the Field, and (viii) coordinating all patent activities arising from Projects in the Field. From time to time, a RFC may invite additional non-voting experts and establish subcommittees, such as a patent committee, to oversee particular tasks or activities. The RFC may, by unanimous agreement, amend the Project Plans of Projects within the applicable Field, provided, however, that the RFC shall not alter the funding for any Project without the prior agreement of the Executive Committee.

                3.2.2 Membership. Each RFC shall include an equal number of representatives from Bayer and Symyx, up to three (3) persons from each, each party's representatives selected by that party. The parties will each designate one of their own representatives as the leader of their representatives on the RFC to help coordinate activities of the RFC. Symyx and Bayer may each replace its RFC representatives and leaders at any time, upon written notice to the other party. Each RFC shall be chaired as agreed by the parties.

                3.2.3 Meetings. During the term of the applicable Project, each RFC shall meet quarterly at regular intervals, or more frequently as agreed by the RFC, at such locations as the parties agree. With the consent of the parties, other representatives of Symyx or Bayer may attend RFC meetings as nonvoting observers. Each party shall be responsible for all of its own expenses associated with attendance of such meetings. RFC members may participate in any



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such meeting in person, by telephone, or by televideo conference. Symyx shall prepare minutes of each RFC meeting, which minutes shall be approved and signed by RFC representatives of each party, and will prepare a list of action items determined by the RFC in each formal meeting for submission to the Executive Committee.

                3.2.4 Decision Making. Decisions of each RFC shall be made by unanimous approval. In the event that unanimous agreement on any matter is not achieved within the RFC, the matter will be referred to the Executive Committee for resolution.

                                    ARTICLE 4

                              INTELLECTUAL PROPERTY

        4.1 Program Technology. Subject to 4.3, title to all inventions and other intellectual property made by employees or agents of Bayer and Symyx in the course of and in connection with the Research Program shall be deemed owned jointly by Symyx and Bayer, excluding Combinatorial Chemistry Technology. It is understood that, except as otherwise expressly provided in this Agreement, both Bayer and Symyx may use, sublicense, commercialize, or otherwise exploit all such jointly-owned technology without the consent of, or obligation to account to, the other party.

        4.2 Law. Inventorship of inventions and other intellectual property rights conceived and/or reduced to practice pursuant to this Agreement shall be determined in accordance with applicable law in the country where the invention is made, subject to the express provisions of this Agreement regarding rights of ownership and grant of licenses.

        4.3 Combinatorial Chemistry Technology. Symyx shall retain sole ownership of, and all rights to, Combinatorial Chemistry Technology, and any inventions or discoveries conceived or reduced to practice or otherwise developed by Symyx and/or Bayer relating to Combinatorial Chemistry Technology, developed in connection with the conduct of the Research Program.

        4.4 Reserved Rights. Symyx shall not have any right to combinatorial technologies developed by Bayer outside the Research Program, and Bayer shall not have any obligation to disclose the same to Symyx. Bayer shall not have any right in or to any Combinatorial Chemistry Technology or to Symyx Technology or any intellectual property developed by Symyx outside the Research Program, except as expressly set forth in this Agreement, and Symyx shall not have any obligation to disclose the same to Bayer.

        4.5 Notice of Inventions. Symyx and Bayer shall promptly report to the RFC of each Field any inventions relating to Lead Compounds or Program Technology or Combinatorial Chemistry Technology made in the course of performing the Research Program.

        4.6 Cooperation. Each of Bayer and Symyx shall keep the other informed as to the status of patent and patent prosecution matters defined in this
Article 4, including without limitation, by providing the other the opportunity to fully review and comment on any documents as far in advance as possible of filing dates and prosecution deadlines, and providing the other copies of any substantive documents that such party receives from such patent offices promptly after receipt, including notice of all official actions, interferences, reissues, re-examinations,



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oppositions, potential litigation, or requests for patent term extensions. Bayer and Symyx shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other party's request.

        4.7 Patent Prosecution.

                4.7.1 Patent Committee. The Executive Committee may establish a committee (the "Patent Committee") to facilitate the filing, prosecution, and maintenance of patent applications and patents within the Program Technology. The Patent Committee shall be comprised of an equal number of representatives from each party, and each party shall designate one person to serve as the Patent Committee Leader for that party. The Patent Committee shall be responsible to discuss issues of patent strategy, including without limitation, issues of where to file patent applications, whether to abandon patent applications, and how the costs of such prosecution and maintenance will be funded. The Patent Committee shall also endeavor to open and facilitate appropriate lines of communication between the parties, the Executive Committee, and the RFC's regarding the filing, prosecution, and maintenance of patent applications and patents within the Program Technology. Decisions of the Patent Committee shall be made by unanimous approval. In the event the Patent Committee cannot resolve an issue by unanimous agreement, the matter will be referred to the Executive Committee for resolution.

                4.7.2 Responsibilities.

                (a) Inventions by Symyx. Except as provided in Section 4.7.3, Symyx shall, in its discretion, be responsible for preparing, filing, prosecuting and maintaining patent applications and patents relating to inventions within the Program Technology made by employees or agents of Symyx, but not Bayer, in the course of performing the Research Program, and conducting any interferences, re-examinations, reissues and oppositions relating to such patent applications and patents, as it deems appropriate, at Symyx's expense.

                (b) Inventions Made Jointly.

                        (i) The parties will cooperate to file, prosecute and maintain patent applications covering inventions with the Program Technology made jointly by employees or agents of Bayer and employees or agents of Symyx in countries agreed by the parties. The parties shall agree which parties shall be responsible for conducting such activities with respect each such invention. Except as otherwise expressly provided in this Agreement, the parties will share equally all expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for each such invention in the agreed countries.

                        (ii) In the event that either party wishes to seek patent protection with respect to any inventions with the Program Technology made jointly by employees or agents of Bayer and employees or agents of Symyx in a country the other is not interested in pursuing patent protection, it shall notify the other party hereto. If the other party wishes to seek patent protection with respect to such a jointly-made invention in such country or countries, it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense.



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                (c) Inventions by Bayer. Bayer shall, in its discretion, be responsible for preparing, filing, prosecuting and maintaining worldwide in such countries it deems appropriate, patent applications and patents relating to all inventions within the Program Technology made by employees or agents of Bayer, but not Symyx, in the course of performing the Research Program, and conducting any interferences, re-examinations, reissues and oppositions relating thereto as it deems appropriate, at Bayer's expense.

                4.7.3 Symyx Election Not to Prosecute; Bayer Right to Prosecute.

                        (a) Symyx Election. In the event that Symyx desires to discontinue prosecution of a patent application filed by Symyx (or filed jointly by Symyx and Bayer) pursuant to Section 4.7.2(a) or 4.7.2(b), or desires not to file or conduct any further activities with respect to a patent application or patent subject to such sections, Symyx shall notify the Patent Committee or Executive Committee, and the parties will discuss the appropriate means to proceed with respect to such patent or patent application. In the event the Patent Committee, the Executive Committee, and the management of the parties cannot within sixty (60) days determine an appropriate means to proceed with respect to such patent or patent application, that is mutually agreeable to the parties, then Symyx may elect upon sixty (60) days prior notice to discontinue prosecution of any patent applications filed by Symyx pursuant to Section 4.7.2(a) above and/or not to file or conduct any further activities with respect to the patent applications or patents subject to such Section.

                        (b) Bayer Prosecution. In the event Symyx declines to file or, or having filed, fails to further prosecute or maintain any patent applications or patents as described in Section 4.7.3(a), or declines or fails to conduct any proceedings including, but not limited to, interferences, re-examinations, reissues, oppositions relating thereto, then, subject to Symyx's agreements with third parties, Bayer shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide it deems appropriate, and conduct such proceedings at its sole expense, and shall consult with Symyx in connection with all such activities. In such case, Symyx shall immediately execute all necessary documents that may be required in order to enable Bayer to file, prosecute and maintain such patent application and to conduct any such proceedings. If such patent or patent application is filed, prosecuted or maintained by Bayer and if Bayer sells Products the manufacture, use, or sale of which is covered by such patent and no other patent within the Program Technology in the country where such Products are made or sold, then Bayer may credit its costs and expenses in filing, prosecuting, or maintaining such patent or patent application ("Expenses") against royalties owed to Symyx for such Product under this Agreement as follows: for patents and patent applications under Section 4.7.2(a) one hundred percent (100%) of such Expenses, and for patents and patent applications under Section 4.7.2(b) fifty percent (50%) of such Expenses; provided, however, that the royalties paid to Bayer shall not be so reduced any given quarter to less than fifty percent (50%) of the amount that would otherwise be due to Symyx. Nothing in this Section 4.7.3 shall affect the ownership rights set forth in this Article 4 or the licenses granted by the parties in Article 5 of this Agreement.

        4.8 Copies. Bayer shall promptly provide to Symyx and the Patent Committee a copy of any patent applications filed by Bayer and its Affiliates which are Sublicensees after the publication thereof during the term of this Agreement with respect to any Program Technology,



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including without limitation, Agreement Compounds. Symyx shall promptly provide to Bayer and the Patent Committee a copy of any patent applications filed by Symyx after the publication thereof during the term of this Agreement relating to any Program Technology, including without limitation, Agreement Compounds.

        4.9 Enforcement and Defense.

                4.9.1 Enforcement. Each party shall promptly notify the other of its knowledge of any potential infringement of the Program Technology by a third party.

                (a) If such infringement relates to a Product subject to this Agreement, the parties shall be entitled to jointly bring legal action necessary to enforce patents claiming inventions within the Program Technology for use in the Field. The EC will discuss whether to jointly bring action to abate such infringement. If the parties agree to jointly bring action to abate such infringement, the parties shall share the expenses (including without limitation attorneys' and expert fees) incurred in connection with such action, with Symyx paying one-quarter (1/4) of such expenses and Bayer paying three-quarters (3/4) of such expenses. Any recovery by the parties in any such action shall be shared as follows: first, each party shall recover its expenses incurred in such action, and then the remainder shall be shared by the parties with Bayer receiving three-quarters (3/4) of such amount and Symyx receiving one-quarter (1/4) of such amount.

                (b) If either party notifies the other that it does not wish to take legal action against an infringement described in Section 4.9.1(a), or if the parties do not within six (6) months of the date they both have knowledge of the potential infringement agree to jointly take legal action, then either party shall have the right, but not the obligation, to independently take such action to abate such infringement at its own expense. If Symyx independently brings such action, Symyx shall control and be responsible for all expenses incurred in connection with such action and may retain all recoveries related to such action. If Bayer independently takes such action and Symyx does not take such action, then Bayer will have the right to choose to: (i) not offset any reasonable expenses incurred in connection with such action against royalties due Symyx with respect to a Product which utilizes the infringed patent in the affected country, or (ii) offset one-half of the reasonable expenses incurred in connection with such action against royalties due Symyx with respect to a Product which utilizes the infringed patent in the affected country, up to one-half of such royalties due in any year. In the event Bayer elects not to offset expenses as described in this Section 4.9.1(b)(i) above, Bayer will retain all recoveries related to such action. In the event Bayer elects to offset expenses as described in this Section 4.9.1(b)(ii), any recovery by Bayer in such action shall be divided as follows: first, Bayer shall recover its reasonable expenses incurred in such an action, second, Bayer shall reimburse Symyx for any royalties for which Bayer took an offset, and third, Bayer may retain three-quarters (3/4) of any remainder and shall pay to Symyx one-quarter (1/4) of such remainder.

                (c) If there is an infringement which does not relate to a Product of a patent covering a joint invention within the Program Technology, the parties shall discuss whether to jointly bring an action to abate such infringement. In the event that the parties do not wish to jointly bring such an action either party may seek to abate such infringement; provided, in such event, should the alleged third party infringer assert that one or more of the parties to this

Agreement are necessary or indispensable to such proceedings, the other party hereto agrees to join in and participate in such proceedings, at the expense of and to the extent requested by the party initially participating in such suit.

                4.9.2 Infringement Claims. If the manufacture, sale or use of any Product pursuant to this Agreement because of the practice of the Program Technology or the Bayer Technology results in any claim, suit or proceeding alleging patent infringement against Symyx or Bayer (or its Sublicensees), such party shall promptly notify the other party hereto in writing setting forth the facts of such claims in reasonable detail. The Patent Committee or EC will discuss whether the parties should work together in responding to such action. Except as the parties may otherwise agree, the defendant shall have the exclusive right and obligation to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Bayer Technology (in the case of Symyx) and the Program Technology (in the case of Bayer) is invalid or unenforceable, without the prior written consent of such other party. The defendant shall keep the other party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. Each party agrees that it will provide reasonable assistance and cooperation if the other party is a defendant in such an action, including reasonable access to documents, records, and witnesses at the defendant's expense. In the event Bayer disagrees Bayer Technology (in the case of Symyx) or Symyx disagrees the Program Technology (in the case of Bayer) is invalid or unenforceable, the parties shall meet to discuss and reach agreement. In the event agreement on this matter is not achieved within fifteen (15) days, the matter will be referred to the Chief Executive Officer of Symyx and the head of the corresponding Bayer business unit for resolution.

                                    ARTICLE 5

                                    LICENSES

        5.1 Program Technology.

                5.1.1 Bayer Field License. Subject to the terms and conditions of this Agreement, Symyx agrees to grant and hereby grants to Bayer an exclusive, worldwide, royalty-bearing license, with the right to sublicense, under Symyx's interest in the Program Technology solely to develop, make, have made, import, use, offer for sale, and sell Products for use in the applicable Field.

                5.1.2 Bayer Out of Field License. Symyx agrees to grant and hereby grants to Bayer an exclusive, worldwide, royalty-free license, with the right to sublicense, under Symyx's interest in Program Technology which was invented solely by Bayer employees and agents, to use such Program Technology outside of the Field and to develop, make, have made, import, use, offer for sale, and sell products other than for use in the applicable Field.

                5.1.3 Symyx Out of Field License. Bayer agrees to grant and hereby grants to Symyx an exclusive, worldwide, royalty-free license, with the right to sublicense, under Bayer's interest in Program Technology which was invented solely or jointly by Symyx employees and agents, to use such Program Technology outside of the Field and to develop, make, have made, import, use, offer for sale, and sell products other than for use in the applicable Field.



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        5.2 Bayer Right of First Negotiation. Subject to Symyx's obligations to third parties, Bayer will have on a right of first negotiation to negotiate with Symyx to acquire an exclusive, worldwide, royalty-bearing license under Symyx's interest in Program Technology, with the right to sublicense, to develop, make, have made, import, use, offer for sale and sell products other than Products, as follows: (i) Symyx will provide notice if it wishes to pursue a particular product using Program Technology solely or jointly invented by Symyx employees, and in such event within sixty (60) days the parties shall commence negotiations; (ii) such negotiations shall continue for six (6) months from the date of such notice, or such longer period as the parties may agree; (iii) if Symyx and Bayer do not reach agreement within such six (6) months period, or such longer period as the parties may agree, Symyx may develop or commercialize such products (other than Products) with a third party or pursue such product itself without obligation to Bayer.

        5.3 Sublicenses. Subject to the terms and conditions of this Agreement Bayer shall have the right to sublicense the rights granted in Sections 5.1.1.,
5.1.2 and 5.4 to third parties, including Affiliates of Bayer; provided that the terms of each such sublicense are consistent with the terms of this Agreement. It is understood that any such sublicense shall be subject and subordinate to the terms and conditions of this Agreement, and that Bayer shall remain responsible for all applicable financial and other obligations under this Agreement for each such Sublicensee, including without limitation royalty payments due to Symyx hereunder with respect to sales of Products by any such Sublicensee. Bayer shall provide to Symyx at least the following information with respect to each of Bayer's sublicensees: (i) the identity of each sublicensee, and (ii) a description of the rights granted including scope as to both subject matter and territory.

        5.4 Symyx Technology. In the event that any patent rights within Symyx Technology are necessary for the development and manufacture or commercialization of a Product to which Bayer has a license pursuant to Section 5.1, Symyx will grant to Bayer a non-exclusive, worldwide royalty-free license, with the right to sublicense, under patent rights within Symyx Technology as of the Effective Date, solely to make, have made, import, use, offer for sale and sell such Product, in each case solely to the extent that Symyx has the right to grant such rights and solely to the extent that such license is necessary to enable Bayer or its sublicensee to exercise the rights granted in the licenses described in Section 5.1.

        5.5 Bayer Technology. Bayer agrees to grant, and hereby grants, to Symyx a nonexclusive, royalty-free license under the Bayer Technology to conduct the research activities in the Research Program. Notwithstanding Section 5.1 above, Symyx shall retain the right under the Program Technology to make, have made and use Agreement Compounds for its own research purposes (i.e., to develop, improve and validate its technology and intellectual property).

        5.6 Access to Combinatorial Chemistry. It is understood that Bayer and Symyx may, in the future, be interested in entering into an agreement on mutually agreeable terms and conditions whereby Bayer may obtain access to part of Symyx's Combinatorial Chemistry Technology. If Bayer desires to acquire access to part of the Combinatorial Chemistry Technology, Bayer may give Symyx written notice thereof. If Symyx is willing to grant, and has the right to grant, Bayer access to such technology, both parties will negotiate in good faith to try to determine mutually agreeable terms of an agreement whereby Bayer may obtain a non-exclusive royalty-bearing license to such part of the Combinatorial Chemistry Technology; however, it is understood that nothing herein shall obligate either party to negotiate, or enter into, such an agreement. It is understood that unless and until Symyx and Bayer enter into a written agreement granting such rights to Bayer, Symyx shall have the right, at any time and in its sole discretion, to develop, commercialize, sublicense to third parties (on an exclusive or nonexclusive basis), assign to third parties, or otherwise exploit Combinatorial Chemistry Technology without obligation to Bayer.

        5.7 Permitted Uses. Except as otherwise agreed in writing, neither Bayer nor its Affiliates nor Sublicensees shall develop or commercialize any Agreement Compound or Product except pursuant to the licenses set forth in Section 5.1.1 and 5.1.2 of this Agreement.

        5.8 No Conflict. During the term of this Agreement, Symyx shall not grant any license which Symyx, at the time, knows conflicts with the rights granted to Bayer in Sections 5.1.1, 5.1.2, 5.2 and 5.4.

        5.9 Third Party Rights. It is understood that Symyx is in the business of conducting research and development with third parties, and that Symyx will grant such third parties rights after the Effective Date to acquire licenses for compounds derived from libraries similar to Bayer's rights under this Article 5. It is understood and agreed that, even if Symyx complies with its obligations under this Agreement, compounds provided to third parties in the course of Symyx's other business activities may result in third party patent applications and patents, including patent applications and patents owned by such third parties, or owned jointly by Symyx and such third parties, which could conflict with patent applications and patents owned by Bayer, or jointly owned by Bayer and Symyx hereunder. In such event, Symyx agrees on request of Bayer to talk to such third party and discuss with such third party and Bayer the possibility of obtaining rights or licenses for Bayer with respect to such conflicting patents or patent applications.

                                    ARTICLE 6

                                    PAYMENTS

        6.1 "Research Expenses" shall be equal to the total number of Symyx Full-Time Equivalent ("FTE") research positions on all Projects in the Research Program multiplied by Symyx's FTE rate ([******] per FTE per year as of the Effective Date, which rate will be increased annually to reflect changes in the Consumers Price Index, All Consumers, as published by the U.S. Bureau of Labor Statistics using 1998 as the base year).

        6.2 Research Program Payments.

                6.2.1 Amounts. Bayer agrees to pay to Symyx Research Expenses for the conduct of the Research Program for a total of [******] for year 1, and at least [******] for year 2, respectively, payable quarterly in advance. The specific distribution of resources among the Fields of the Research Program will be as set forth in Exhibit C, except as the parties may otherwise agree in writing.

                        (a) Decrease in Catalysis Field. In the event that Bayer elects to reduce



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the number of FTEs in the Catalysis Field as set forth in Section 2.2.1(b), then the Research Expenses paid to Symyx by Bayer shall decrease by [******] for the first year of the Research Program and by [******] for the second year of the Research Program; provided, however, it is understood and agreed that if Bayer elects to so reduce the number of FTEs for the Catalysis Field after June 1, 1998, then the amount of the reduction in Research Payments under this Section 6.2.1(a) shall be pro-rated so as to reflect the reduction in the number of FTEs utilized in conducting the Projects in the Catalysis Field from the effective date of such reduction.

                        (b) Additional of [******] Field. In the event that the [******] Field is added to the Research Program as set forth in Section 2.2.1(b), with the number of FTEs set forth therein, then the Research Expenses paid to Symyx by Bayer shall increase by [******] in the first year of the Research Program and by [******] in the second year of the Research Program.

                6.2.2 Quarterly Payments. The amounts to be paid in connection with the Research Program with respect to each twelve (12) month period shall be paid quarterly in advance. The initial payment shall be made no later than five
(5) business days after March 1, 1998. Subsequent payments shall be made on or before the applicable quarterly anniversaries of March 1, 1998. All such payments are non-refundable and noncreditable.

                6.2.3 Modifications. Research Program Payments may only be changed with unanimous approval of the Executive Committee.

        6.3 Royalties.

                6.3.1 General Principles. Bayer shall pay to Symyx royalty payments in respect of sales and commercialization of Agreement Compounds and Products on an Agreement Compound-by-Agreement Compound or Product-by-Product basis. Unless the parties have agreed upon an applicable alternative royalty as set forth in Sections 6.4, 6.5, 6.6 or 6.7, the amount of such royalty payments for each Agreement Compound or Product shall be determined in accordance with the principles and procedures set forth in this Section 6.3.

                6.3.2 Added Value Royalty Rate. Symyx shall be entitled to royalty payments equivalent to [******] of the added value realized by Bayer and its Affiliates, on an Agreement Compound-by-Agreement Compound or Product-by-Product basis, with respect to Bayer's (and its Affiliates') sale, use, commercialization, or licensing to third parties of: (a) Agreement Compounds, (b) Products, and (c) Program Technology and Symyx Technology licensed by Symyx to Bayer. Using the procedures set forth in Section 6.3.3 below, the parties will determine a fixed royalty rate to be paid to Symyx on Net Sales of Products from each Project such that the payments to Symyx shall approximate [******] of the added value ("the Added Value Royalty Rate").

                6.3.3 Procedure for Calculating Added Value Royalty Rate. The Added Value Royalty Rate with respect to a particular Agreement Compound, Product, or Technology shall be negotiated and agreed upon by the parties at the time that Bayer makes the formal internal decision to develop such Agreement Compound, Product or Program Technology, and, in any event, the Added Value Royalty Rate shall be agreed upon by the parties before Bayer (or any of its Affiliates) sells, commercializes or licenses such Agreement Compound, Product, or Program



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Technology. The Added Value Royalty Rate shall be determined by the following procedure:

                        (i) Apportionment of Added Value. For purposes of this
Section 6.3, "Added Value" shall mean the difference for a business unit between Net Income from the use or sale of an Agreement Compound, Product, or Program Technology and the Net Income without the use or sale of such Agreement Compound, Product, or Program Technology, determined in accordance with Generally Accepted Accounting Principles (GAAP), on a consistent basis, it being understood that "Added Value" as used in this Section 6.3.3(i) refers to the portion of the difference in the Net Income which is attributable to the use or sale of Agreement Compounds, Products, or Program Technology, and not to changes in manufacturing processes or other variables which are unrelated to Agreement Compounds, Products or Program Technology. By way of example and without limitation, in determining the overall Added Value received by Bayer, the parties shall consider changes in Product sales volume, Product pricing and Product production costs (due to changes in raw materials costs, capital costs, processing costs, yield or otherwise), in each case, attributable to the use or sale of the Agreement Compound, Product, or Program Technology.

                        (ii) Bayer Forecasts;. The negotiation of the Added Value Royalty Rate in accordance with this Section 6.3.3 will take into consideration Bayer's bona fide internal pro forma forecasts of Product profitability for a period of ten (10) years, or longer, beginning with the first year of commercial sales, if such forecasts (i) are approved by, and used for internal purposes by, Bayer's Board of Directors or Board Committee and (ii) are acceptable to the Chief Executive Officer of Symyx. If a dispute arises regarding acceptability of Bayer's forecasts and projections and the parties cannot therefore agree upon the royalty rate to be applied, the dispute shall be settled by binding arbitration as set forth in 6.3.3(v), below.

                        (iii) Development Expenses. It is further understood that when evaluating Added Value, development expenses with respect to a particular Agreement Compound, Product, or Program Technology will be depreciated over the life of the applicable projection, and will be limited to the amount of development expenses approved by the Board of Directors or appropriate Board Committee (or, if approval of the Board of Directors or Board Committee is not required, by such other internal approval mechanism as is required) at the time of first deciding to develop or implement such Agreement Compound, Product, or Program Technology.

                        (iv) Maximum and Minimum Rates. Notwithstanding the above, the parties agree the Added Value Royalty Rate with respect to any Product which is a Commodity Product shall be in the range of [******] to [******], and with respect to any Product which is a Specialty Product shall be in the range of [******] to [******], except as otherwise provided in Section 6.11.

                        (v) Disputes in Determining Royalties. In the event the parties do not, within ninety (90) days from their first meeting with respect to a particular Agreement Compound, Product or Technology pursuant to this Section 6.3, reach agreement upon the royalty amounts which Bayer will pay to Symyx with respect to any Product, the matter shall be submitted to final binding arbitration pursuant to Section 14.14 of this Agreement; provided, however, that the arbitration shall be conducted by one neutral arbitrator with expertise and business experience in the chemical industry. The arbitrator shall be instructed that the sharing of



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

value set forth in this Section 6.3.3 shall be the basis of the arbitrator's decision.

                        (vi) Impracticality. In the event that Bayer believes in good faith that the agreed split of value added Net Income will make it commercially impracticable to sell Products for use in manufacturing it may notify Symyx. In such a case, Symyx will be open to discussing this issue on a case-by-case basis.

                6.3.4 Application of Added Value Royalty Rate. Once the Added Value Royalty Rate for a particular Product is established, actual royalties paid by Bayer to Symyx shall be determined by applying the Added Value Royalty Rate to actual Net Sales of such Product.

                6.3.5 Single Royalty; Non-royalty Sales. No royalty shall be payable under this Section 6.3 with respect to sales of Products among Bayer and its Affiliates for resale; and in no event shall more than one royalty be due hereunder with respect to any Product unit even if covered by more than one patent included in the Program Technology.

        6.4 Alternative to Royalties. In lieu of the royalty payments outlined in 6.3, the parties may discuss and mutually agree upon alternative payments that Bayer may pay to Symyx with respect to any specified Agreement Compound, Product or group of Products (the ,,Alternative Royalty Model"). It is anticipated that alternative payments will include, among other things: (A) a cash milestone payment to Symyx upon discovery of a Lead Compound, (B) a cash milestone payment to Symyx upon Bayer's decision to develop a Lead Compound, and
(C) either (x) a lump sum cash payment upon first sale of a Product or (y) royalties with respect to sales of such Product.

        6.5 Alternative Royalties for [******] Project. The Alternative Royalty Model will apply under this Agreement to Agreement Compounds, Products and Technology discovered and developed in conjunction with the [******] Project in the Catalysis Field, with compensation as follows:

                (A) Upon identification of a Lead Compound and validation of the Lead Compound by Bayer or its Affiliates, Bayer will pay Symyx [******]. Bayer will validate Lead Compounds identified by Symyx within 30 days;

                (B) Upon the earlier of (i) Bayer's (or its Affiliates') internal decision to pursue process development of a Lead Compound or (ii) commencement of process development, Bayer will pay Symyx [******]. Bayer will pay Symyx an additional [******] on or before the first anniversary of such decision; and

                (C) Upon the decision of Bayer (or any Affiliate of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full scale plant for production of [******] which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than [******], Bayer shall pay to Symyx on the date of the first covered use or sale of such Product a lump sum of [******].



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

If the decision of Bayer (or any Affiliate of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full scale plant for production of [******] which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than [******] occurs before some or all of the amounts specified in (A) and (B) have been paid to Symyx, the amounts in (A) and (B) that have not already been paid to Symyx will become due.

        6.6 Royalties for X-Ray Phosphors Field.

                6.6.1 Digital Radiography Based on Storage Phosphors. The parties agree that Bayer shall pay to Symyx a running royalty of [******] of Net Sales of Digital Detectors based on storage phosphors which incorporate, use, or are made using Agreement Compounds, Products, and/or Program Technology in the X-Ray Phosphors Field or from the X-Ray Phosphors Project.

                6.6.2 Other Applications. The parties agree that where Agreement Compounds, Products and/or Program Technology in the X-Ray Phosphors Field or from the X-Ray Phosphors Project are made, used, or sold for applications other than applications where the [******] running royalty set forth in Section 6.6.1 applies, the royalty model set forth in Section 6.3 shall apply, and the parties shall determine the applicable royalty rate as set forth therein.

        6.7 Royalties for [******] Field

                6.7.1 The parties agree that Bayer shall pay to Symyx a running royalty of [******] of Net Sales of pastes and inks used to make [******] devices such as [******] which incorporate, use, or are made using Agreement Compounds, Products, and/or Program Technology in the [******] Field.

                6.7.2 In the event Bayer or Symyx believes the royalty in this
Section 6.7.1 above does not reflect [******], then either party may elect to have the royalty determined on a Product-by-Product basis pursuant to the Added Value model provided in Section 6.3.

        6.8 Royalties for New Projects. The parties will agree on the method of compensation for Products stemming from projects pursued under an expansion of this Agreement, prior to the addition of such Project in the corresponding Field.

        6.9 Royalty Term. Bayer's obligation to pay royalties to Symyx shall continue for each Product, on a country-by-country basis, until the later of (i) ten (10) years after the first commercial sale of such Product, or (ii) the expiration of the last to expire issued patent covering such Product on a country-by-country basis.

        6.10 Sublicenses. In the event that Bayer or its Affiliate grants a Sublicense under the Program Technology or Symyx Technology to a third party (other than an Affiliate of Bayer), Bayer shall pay to Symyx [******] of all license fees, royalties, and other consideration (including the fair market value of any noncash consideration) received by Bayer and its Affiliates from each Sublicensee in respect of each such license or sublicense under the Program

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Technology or Symyx Technology, in addition to any royalties due to Symyx under
Section 6.3, 6.4, 6.5, 6.6 or 6.7. Such fees, royalties, and consideration shall in all cases be negotiated at arms-length.

        6.11 Third Party Royalties. Bayer is responsible for all payments due to third parties for the manufacture, sale, or use of Products by Bayer, its Affiliates or Sublicensees.

        6.12 Trade Secret Royalties. The parties acknowledge and agree that the principal value contributed by Symyx is accelerated time to market, enhanced probability of success and the potential for multiple Agreement Compounds and that Symyx and/or Bayer may not own or control patents that cover the manufacture, use or sale of a particular Product. Bayer acknowledges and agrees that the value Bayer receives hereunder is in the conduct of research by Symyx and access to the Agreement Compounds, and accordingly Bayer shall pay the royalties at the rates specified in Section 6.3 (or an alternative amount agreed by the parties under Section 6.4, 6.5, 6.6, 6.7, or 6.8), regardless of whether the applicable Agreement Compound or Product is covered by a patent application or patent within the Program Technology or Bayer Technology; provided, however, that if the applicable Agreement Compound or Product is not covered by a patent application or patent within the Program Technology or Bayer Technology, then the minimum royalties set forth in 6.3.3(iv) shall not apply.

        6.13 Products Without Patent Protection. If no patent or pending patent application within the Program Technology claims the method of making, use or sale of a Product or an Agreement Compound used in making a Product, Symyx and Bayer will use reasonable and appropriate efforts to maintain applicable trade secret protection, if any, of such Product or its manufacture.

                                    ARTICLE 7

                                     EQUITY

        7.1 Stock Purchase. On or before March 31, 1998, Bayer will have the option of purchasing up to US$ 5,000,000 of Symyx Series D Preferred Stock; provided, Bayer and Symyx enter into a Preferred Stock Purchase Agreement of substantially the form set forth in Exhibit D.

                                    ARTICLE 8

                           PAYMENTS; BOOKS AND RECORDS

        8.1 Royalty Reports and Payments. After the first commercial sale of a Product on which royalties are payable by Bayer or its Sublicensees hereunder, Bayer shall make quarterly written reports to Symyx within ninety (90) days after the end of each calendar quarter, stating in each such report, separately for Bayer and each Sublicensee, the number, description, and aggregate Net Sales, by country, of each Product sold during the calendar quarter upon which a royalty, or royalty alternative payment, is payable under Section 6.3, 6.4, 6.5, 6.6, or 6.7 above. Concurrently with the making of such reports, Bayer shall pay to Symyx all royalties or royalty alternative payments due at the rates specified in such Sections.

        8.2 Payment Method. All payments due under this Agreement shall be made by bank

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wire transfer in immediately available funds to a bank account designated by
Symyx. All payments hereunder shall be made in U.S. dollars. In the event that the due date of any payment subject to Article 6 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. Any payments that are not paid within ten (10) days of the date such payments are due under this Agreement shall bear interest at the prime rate (as reported by the Bank of America, San Francisco, California, on the date such payment is due) plus an additional two percent (2%), calculated on the number of days such payment is delinquent; provided, however, that if the interest rate specified herein exceeds the maximum rate permitted by law, then Bayer shall only be obligated to pay interest at the maximum rate permitted by law. Nothing in this
Section 8.2 shall prejudice any other rights or remedies available to Symyx hereunder or at law or equity.

        8.3 Currency Conversions. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

        8.4 Records; Inspection. Bayer and its Sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a public accounting firm to whom Bayer has no reasonable objection, solely for the purpose of verifying royalty statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 8.4 shall be at the expense of Symyx, unless a variation or error producing an increase exceeding five percent (5%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Bayer together with interest thereon from the date such payments were due at the prime rate (as reported by the Bank of America, San Francisco, California), plus an additional two percent (2%). Symyx agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Symyx to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The public accounting firm employees shall sign a customary confidentiality agreement as a condition precedent to their inspection, and shall report to Symyx only that information which would be contained in a properly prepared royalty report by Bayer.

        8.5 Tax Matters. All royalty amounts and other payments required to be paid to Symyx pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("Withholding Taxes") to the extent Symyx and/or its Affiliates or their successors has the lawful rights to utilize the Withholding Taxes paid by Bayer as a credit against Symyx's and/or its Affiliates regular U.S. tax liability. Bayer shall provide Symyx a certificate evidencing payment of any Withholding Taxes hereunder.

                                    ARTICLE 9

                                  DUE DILIGENCE

        9.1 Due Diligence. Bayer shall use reasonable and diligent efforts to develop Agreement Compounds and commercialize Products in the relevant markets of the world. The parties may mutually agree on reasonable specific criteria to establish due diligence for each Project.

        9.2 Exceptions. Bayer may elect not to develop a particular Agreement Compound, or commercialize corresponding Products, if:

        (i) the Agreement Compound lacks performance criteria for further development; or

        (ii) there is an Agreement Compound being developed by Bayer for the same Product; or

        (iii) Bayer elects not to develop the Agreement Compound for reasonable business reasons, provided that Bayer notifies Symyx in writing within sixty (60) days of making such election and provides to Symyx an explanation of the applicable business reasons.

        9.3 Lack of Diligence.

                9.3.1 In the event that Bayer fails to use reasonable and diligent efforts with respect to the development of a particular Agreement Compound or commercialization of a Product, or formally terminates development of such Agreement Compound, Bayer may retain its rights under this Agreement with respect to such Agreement Compound if, and for so long as, the criteria set forth in Section 9.2(i) or (ii) are satisfied.

                9.3.2 Unless the terms of Section 9.3.3 apply and Bayer pays the exclusivity payment set for therein, in the event that (i) Bayer fails to use reasonable and diligent efforts with respect to the development and commercialization of a particular Agreement Compound, or formally terminates development of such Agreement Compound, and (ii) the criteria set forth in
Section 9.2(i) and (ii) are not satisfied, then (A) Bayer will lose its corresponding rights under Section 5.1 with respect to such Agreement Compound, and (B) Symyx will have the option to acquire an exclusive license under Bayer's interest in the Program Technology to manufacture, use and sell such Agreement Compound within the Field. On request by Symyx, the parties will negotiate the terms of such exclusive license in good faith. If the parties cannot agree on terms, the parties will submit proposed terms to arbitration, and Symyx will have the right, but not the obligation, to take the license on the terms specified by the arbitrator.

                9.3.3 Exclusivity Payment. In the event that Bayer elects not to develop a particular Agreement Compound on the grounds set forth in Section 9.2(iii), Bayer shall choose either (i) to pay an exclusivity payment to Symyx as set forth in this Section 9.3.3 in order to retain exclusive rights to such Agreement Compound or (ii) to make the remedies set forth in

Section 9.3.2, above, available to Symyx. It is understood and agreed that if Bayer desires to pay the exclusivity payment as set forth in this Section 9.3.3, Bayer shall so notify Symyx in the written notice specified in Section 9.2(iii), above, and pay the exclusivity payment to Symyx no later than twenty (20) business days following such notice. In the event that Bayer fails (i) to so notify Symyx or (ii) to make such payment, then the remedies set forth in
Section 9.3.2 shall apply. If Bayer elects to pay an exclusivity payment, the amount of each such exclusivity payment, which will be in addition to any research payments due under the agreement, will be equal to the total amount of research funding provided by Bayer for conducting research in the Field within which the Agreement Compound was identified up to the date when Bayer elects to make the exclusivity payment. Such exclusivity payments shall be nonrefundable; however, in the event that Bayer makes an exclusivity payment for an Agreement Compound and Bayer or its Affiliates subsequently develop or commercialize such Agreement Compound, then such exclusivity payment may be credited against royalty payments that may be due to Symyx under this Agreement on Net Sales of Products that (i) incorporate such Agreement Compound used in the Field or (ii) are manufactured using such Agreement Compound in the Field.

        9.4 Reports. During the term of this Agreement, Bayer shall provide Symyx with written quarterly reports within thirty (30) days of the end of each six (6) month period providing at least the following information, (i) description of the status of the research and development activities conducted with respect to each Agreement Compound while in development; and (ii) the status of all patent applications claiming such Agreement Compounds. The reports as described in this Section shall contain sufficient information to allow Symyx to monitor Bayer's compliance with this Agreement. Until first commercial introduction of each royalty-bearing Product, Bayer shall keep Symyx apprised of the status of the commercial development of all such Products by semi-annually providing Symyx with a written report detailing such activities with respect to each such Product during the term of this Agreement. All reports and information provided under this Section 9.4 shall be deemed Confidential Information of Bayer.

                                   ARTICLE 10

                                 CONFIDENTIALITY

        10.1 Confidential Information. Except as otherwise expressly provided herein, the parties agree that, until the later of (i) ten (10) years after the Effective Date or (ii) five (5) years after termination of this Agreement, the receiving party shall not, except as expressly provided in this Article 10, disclose to any third party or use for any purpose any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except to the extent that it can be established by the receiving party by competent proof that such information:

                (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                (iv) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                (v) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not disclose such information to others.

        10.2 Permitted Use and Disclosures. Each party hereto may (i) use Confidential Information disclosed to it by the other in conducting the Research Program and (ii) use or disclose Confidential Information disclosed to it by the other party, to the extent such information is within the Program Technology and such use or disclosure is reasonably necessary and permitted in (A) the exercise of such rights granted hereunder, (B) filing or prosecuting patent applications,
(C) prosecuting or defending litigation, (D) complying with applicable governmental regulations or court order or otherwise submitting information to tax or other governmental authorities, or (E) making a permitted sublicense or otherwise exercising license rights expressly granted by the other party pursuant to the terms of this Agreement; provided that if a party is required to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable best efforts to secure confidential treatment of such information in consultation with the other party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

        10.3 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose the terms of this Agreement to any third party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or as customary in connection with a public offering of Symyx stock, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release and timing to announce the execution of this Agreement, and thereafter, Symyx and Bayer may each disclose to third parties the information contained in such press release without the need for further approval by the other. In addition, Bayer and Symyx may make public statements regarding the progress of the Research Program and the achievement of milestones with respect thereto, following consultation and mutual agreement, the consent of neither party not to be unreasonably withheld.

        10.4 Publication. Any manuscript by Symyx or Bayer describing the scientific results of the Research Program to be published during the term of the Research Program or within three (3) year after the end of the Research Program shall be subject to the prior review of the parties at least ninety (90) days prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving party shall notify the disclosing party in writing within thirty (30) days after receipt of any disclosure whether the receiving party desires to file a patent application on any invention disclosed in such scientific results. In the event that the receiving party desires to file such a patent application, the disclosing party shall withhold publication or disclosure of such scientific results until the earlier of (i) the time a patent application is filed thereon, or (ii) the time the parties determine, after consultation, that no patentable invention exists, or (iii) ninety (90) days after receipt by the disclosing party of the receiving party's written notice of the receiving party's desire to file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such scientific results contain the information of the receiving party that is subject to use and nondisclosure restrictions under this Article 10, the disclosing party agrees to remove such information from the proposed publication or disclosure.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

        11.1 Bayer. Bayer represents and warrants that: (i) it has the authority and right to enter into this Agreement and to perform all of its obligations hereunder; and (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

        11.2 Symyx. Symyx represents and warrants that: (i) it has the authority and right to extend the rights granted in this Agreement, (ii) this Agreement is a legal and valid obligation binding upon it an enforceable in accordance with its terms; (iii) it has the full right to enter into this Agreement, and to fully perform its obligations hereunder; (iv) it has not previously granted, and during the term of this Agreement will not knowingly or intentionally make any commitment or grant any rights which are inconsistent in any material way with the rights and licenses granted herein; and (v) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Symyx Technology.

        11.3 Disclaimer. Bayer and Symyx specifically disclaim any representation, warranty or guarantee that the Research Program will be successful, in whole or in part. It is understood that the failure of the parties to successfully identify Agreement Compounds in the course of the Research Program will not, alone, constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SYMYX AND BAYER AND THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROGRAM TECHNOLOGY, SYMYX TECHNOLOGY, BAYER TECHNOLOGY, LIBRARIES, AGREEMENT COMPOUNDS, INFORMATION DISCLOSED HEREUNDER OR AGREEMENT PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY PROGRAM TECHNOLOGY, SYMYX TECHNOLOGY OR BAYER TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                   ARTICLE 12

                                 INDEMNIFICATION

        12.1 Bayer. Bayer agrees to indemnify, defend and hold Symyx and its Affiliates and their directors, officers, employees, agents and their respective successors, heirs and assigns (the "Symyx Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising, directly or indirectly out of or in connection with third party claims, suits, actions, demands or judgments, including without limitation, personal injury, product liability, patent infringement (other than claims of infringement of Symyx patents licensed to Bayer under this Agreement) and trade secret misappropriation matters, suits, actions or demands relating to (i) any Agreement Compounds or Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Bayer, its Sublicensees or other designees (including, without limitation, product liability claims and patent infringement claims ) other than claims of infringement of Symyx patents licensed to Bayer under this Agreement), (ii) Bayer's performance of the Research Program, and (iii) any breach by Bayer of the representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of Symyx.

        12.2 Symyx. Symyx agrees to indemnify, defend and hold Bayer, its Affiliates and Sublicensees and their respective directors, officers, employees, agents and their respective heirs and assigns (the "Bayer Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising, directly or indirectly out of or in connection with third party claims, suits, actions, demands or judgments, including without limitation personal injury and product liability matters, suits, actions, demands relating to (i) any product developed, manufactured, used, sold or otherwise distributed by or on behalf of Symyx, its Affiliates, licensees or other designees (other than Bayer, its Affiliates and Sublicensees) pursuant to Section 5.1.3 herein (including, without limitation, product liability and patent infringement claims), and (ii) any breach by Symyx of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of Bayer.

        12.3 Procedure. In the event that any Indemnitee (either a Bayer Indemnitee or a Symyx Indemnitee) intends to claim indemnification under this
Article 12 it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party reasonably represented by such counsel in such proceeding. The affected Indemnitee shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by this Article 12. The Indemnitee shall not, except at its own cost, voluntarily make any payment to incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.

                                   ARTICLE 13

                                   TERMINATION

        13.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect on a country-by-country and Product-by-Product basis until Bayer and its Affiliates and Sublicensees have no remaining royalty payment obligations in a country, unless terminated earlier as provided in this Article 13.

        13.2 Breach.

                13.2.1 Termination of Agreement. Either party to this Agreement may terminate this Agreement as to any other party hereto in the event such other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period; provided, however, in the case of a failure to pay any amount due hereunder, such default may be the basis of termination fifteen
(15) business days following the date that notice of such default was provided to the breaching party.

                13.2.2 Termination of Research Program. If, during the Research Program Term, Symyx shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice thereof was provided to Symyx, Bayer may, in its discretion, choose to either (i) terminate the Agreement or (ii) upon written notice to Symyx, terminate the Research Program without terminating the Agreement. Any such termination of the Agreement or the Research Program shall become effective at the end of such sixty (60) day period unless Symyx (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period. In the event Bayer terminates the Research Program and not the Agreement, as set forth in this section 13.2.2, Bayer shall not be obligated to pay the Research Expenses as set forth in Sections 6.1 and 6.2 for research conducted after such termination. It is understood that among other things, termination of the Research Program without termination of the Agreement, as set forth in this
Section 13.2.2 shall not constitute termination of the licenses set forth in
Article 5 or the payment obligations set forth in Article 6 (other than Research Expenses); provided, however, "Program Technology" shall not include any Patent Rights or Know-How or other inventions, discoveries, data, or information, or intellectual property rights in and to such inventions, discoveries, data, or information made, conceived, reduced to practice, or otherwise developed solely or jointly by Symyx, after termination of the Research Program.

        13.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization, dissolution, liquidation or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

        13.4 Effect of Expiration or Termination.

                13.4.1 Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason shall not release either party hereto from any liability or obligation which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of these Agreement.

                13.4.2 Stock on Hand. In the event of the cancellation or termination of any license rights with respect to a Product prior to the expiration of this Agreement, inventory of the Product on hand at the time of such cancellation or termination may be sold for up to six (6) months after date of such cancellation or termination, subject to Articles 6 and 8 and the other applicable terms of this Agreement.

                13.4.3 Licenses.

                        (i) In the event of a termination by Symyx pursuant to
Section 13.2 or 13.3, the licenses and rights granted Bayer herein, other than the license set forth in Section 5.1.2, shall terminate.

                        (ii) If Bayer's rights terminate with respect to a particular Agreement Compound and/or Product for failure to meet the diligence requirements of Section 9.1, and more than one Product is being commercially developed or exploited by Bayer or its Sublicensees hereunder, then Symyx shall be entitled to terminate this Agreement only with respect to the applicable Agreement Compounds and Products.

        13.5 Survival. Sections 2.6, 2.7, 2.8, 5.1.2, 5.1.3, 5.7, 5.9, 6.3, 6.4,
6.5, 6.6, 6.7, 6.9, 6.10, 11.3, 13.4, 13.5 and Articles 4, 8, 10, 12, 14 of this
Agreement shall survive the expiration or termination of this Agreement for any reason.

                                   ARTICLE 14

                                  MISCELLANEOUS

        14.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the state of California, without reference to conflicts of laws principles.

        14.2 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

        14.3 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        14.4 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto, except either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and accrue to the benefit any permitted assignee, and any such assignee shall agree to perform the obligation of the assignor.

        14.5 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        14.6 Performance Warranty. Bayer hereby warrants and guarantees the performance of any and all rights and obligations of this Agreement by its Affiliates and Sublicensees.

        14.7 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.

        14.8 Export Control Regulations. The rights and obligations of the parties under this Agreement, shall be subject in all respects to United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Export Control Regulations, as amended, and any successor legislation issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Without in any way limiting the provisions of this Agreement, Bayer agrees that, unless prior authorization is obtained from the Office of Export Licensing, it shall not export, reexport, or transship, directly or indirectly, to any country, any of the technical data disclosed to Bayer by Symyx if such export would violate the laws of the United States or the regulations of any department or agency of the United States Government.

        14.9 Patent Marking. Bayer agrees to mark and have its Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

        14.10 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto and shall be deemed to have been given upon receipt.

Symyx:         Symyx Technologies
               3100 Central Expressway
               Santa Clara, CA 95051 USA
               Attn: Chief Financial Officer

Bayer:         Bayer AG
               D-51368 Leverkusen
               Germany
               Attn:  Head of Central Research
               Copy: Patents & Licensing Department

        14.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

        14.12 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

        14.13 Complete Agreement. This Agreement with its Exhibits, and Stock Purchase Agreement executed by the parties of even date herewith constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. The Interim Research Funding Agreement is hereby terminated and superseded by this Agreement; provided, however that all information and materials subject to the confidentiality provisions of the Interim Research Funding Agreement shall be treated as Confidential Information subject to this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Symyx and Bayer.

        14.14 Dispute Resolution. Any dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) neutral arbitrators appointed in accordance with said rules, unless the parties agree to conduct such arbitration with a single arbitrator. The arbitration shall be held in San Francisco, California, and the arbitrators shall be independent experts with a background suitable for the matters in dispute. The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original and a true copy thereof. The costs of arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Section 14.14 shall be completed within one (1) year from the filing of notice of a request for such arbitration. The award shall be final and binding upon the parties hereto.

                14.14.1 Derivative Compound Disputes. In the event of dispute whether a compound is a Derivative Compound, either party may notify the other party of such dispute in writing (each such notice a "Dispute Notice"). The parties agree to confer to determine whether such dispute can be resolved by mutual agreement. Each party may, no later than sixty (60) days after receipt of the Dispute Notice, at is own discretion and expense, obtain and submit to the other the non-binding opinion of no more than two (2) independent scientists regarding such dispute, and the parties agree to review and consider any such opinions offered by the other party in considering whether such dispute can be resolved by mutual agreement. If the parties have not reached mutual agreement regarding such dispute within ninety (90) days after receipt of the Dispute Notice, the dispute shall be settled by binding arbitration as set forth above in this Section 14.14.

        14.15 Remedies. It is understood that the remedies provided in Section
9.3 shall not prejudice any other rights or remedies available to Symyx hereunder or at law or equity, and shall not preclude Symyx from pursuing any rights and remedies available to Symyx with respect to any breach of this Agreement.

        14.16 Headings. The captions to the several Section hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

        14.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

SYMYX TECHNOLOGIES                  BAYER AG

By: /s/ ISY GOLDWASSER              By:  /s/ H.J. ROSENKRANZ
   -------------------------           -----------------------------
Title: President                    Title: Head of Central Research
      ----------------------              --------------------------
Date:   2/27/98                     Date:  3/3/1998
     -----------------------             ---------------------------
                                    By:  /s/ W. VAN KERCKHOFF
                                          --------------------------
                                    Title: Lic. Manager
                                          --------------------------
                                    Date:   03/03/1998
                                         ---------------------------


Exhibit A - Definitions
Exhibit B - Procedure for Lead Compound Identification
Exhibit C - Description of Initial Fields and Projects
Exhibit D - Stock Purchase Agreement

                                   EXHIBIT A

                                  DEFINITIONS

1.1 "Agreement Compound" shall mean any Lead Compound or Derivative Compound.

1.2 "Bayer Technology" shall mean all patents, copyrights, trade secrets, know-how, data, and other intellectual property of any kind owned, in whole or part, or controlled by Bayer during the term of this Agreement which relates to an invention conceived and reduced to practice outside the Research Program by Bayer. For purposes of clarification, Bayer Technology includes process development performed by or under authority of Bayer or its Affiliates outside of the Research Program. Bayer Technology excludes Combinatorial Chemistry Technology developed in connection with the conduct of the Research Program.

1.3 "Combinatorial Chemistry Technology" shall mean techniques, methodologies, synthetic routes or instrumentation useful for the simultaneous, parallel or automated: (i) synthesis, (ii) processing, (iii) analysis, or (iv) characterization of more than ten (10) compounds on a single monolithic substrate, as well as patent rights and other intellectual property rights in and to Combinatorial Chemistry Technology.

1.4 "Commodity Product" shall mean chemicals and materials which are fungible products (i.e., products which are directly interchangeable in the marketplace) for which there are three or more manufacturers, no one of which has more than forty percent (40%) market share.

1.5 "Confidential Information" shall mean (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party (iii) written information that is marked as "Confidential" that contains financial projections, business plans, marketing plans, cost projections, or manufacturing plans or other confidential business information related to commercialization or development of Products or Agreement Compounds. Data generated in the course of the Research Program concerning the activity of Agreement Compounds within the applicable Field shall be treated as Confidential Information with respect to provisions regarding disclosure of Confidential Information.

1.6 "Derivative Compound" shall mean any compound which is derived from a Lead Compound or another Derivative Compound by Symyx or Bayer or by a third party under authority from Bayer or Symyx. As used in this Section 1.6, a compound shall be deemed to have been "derived from" such other compound if it:

        (i) is synthesized based on structure and/or performance data related to a Lead Compound or Derivative Compound; or

        (ii) is included within the scope of any claim of a pending patent application or issued patent claiming one or more compounds, mixtures or compositions of matter within (i) above, or filed as a result of the conduct of the Research Program; and

        (iii) is first synthesized or identified by Bayer prior to the tenth anniversary of the termination of the Research Program.

1.7 "Executive Committee" or "EC" shall have the meaning set forth in Section
3.1.

1.8 "Field" shall mean a defined, mutually agreed, area of research within the Research Program focused on the development of Agreement Compounds for the production of one or more Products. The initial Fields for this Agreement are described in Section 2.2.1. Each Field may include one or more Projects.

1.9 "Lead Compound" shall mean a compound contained in a library prepared by or on behalf of Symyx under the Research Program, or screened by Symyx under the Research Program, that meets the specific physical and/or chemical properties established as Lead Criteria by the Research Committee. Any compound that (i) is identified in a Project as having activity within the applicable Field and (ii) thereafter enters development, or is sold or otherwise commercialized, by Bayer or its Affiliates or Sublicensees shall also be deemed a Lead Compound for all purposes of this Agreement.

1.10 "Lead Criteria" shall mean the specific physical and chemical properties established by the RFC in the applicable Project Plan for identifying a Lead Compound.

1.11 "Manufacturing Costs" shall mean (i) all direct and indirect costs related to the manufacture by Bayer or its Affiliates of Products, including costs for personnel, materials, quality control, regulatory compliance, administrative expenses, subcontractors, fixed and variable manufacturing overhead costs and business unit or division costs reasonably allocable to the manufacture of Products, as determined and allocated in accordance with generally accepted accounting principles, consistently applied, excluding costs for excess manufacturing capacity not reasonably related to projected demand for Products, or (ii) with respect to Products purchased from a third party vendor, reasonable amounts actually paid to the vendor for such Products in arm's length transactions.

1.12 "Net Income" shall mean the Net Sales with respect to a Product, less: (a) Manufacturing Costs for such Product; and (b) reasonable expenses incurred by Bayer in connection with the marketing, shipping or sale of the Product, and general and administrative expenses relating thereto, all as determined and allocated in accordance with generally accepted accounting principles, consistently applied.

1.13 "Net Sales" shall mean the invoice price of any Product sold by Bayer or its Affiliates to bona fide independent third parties, less, to the extent included in such invoice price the total of: (1) ordinary and customary trade discounts actually allowed; (2) credits, rebates and returns; (3) freight and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (4) excise taxes, other consumption taxes, customs duties and other compulsory payments to governmental authorities actually paid and separately identified on the invoice or of the documentation maintained in the ordinary course of business. Net Sales shall also include the amount of fair market value of all other consideration received by Bayer or its Affiliates in respect of Products, whether such consideration is in cash, payment in kind, exchange or another form.

1.14 "Product" shall mean any product within the scope of a Field which incorporates an Agreement Compound or utilizes an Agreement Compound in its manufacture or is made utilizing a method or process within the Program Technology. (cf. 6.11 and 6.12)

1.15 "Program Technology" shall mean any Patent Right and Know-How conceived, reduced to practice, or otherwise developed by the parties in connection with the conduct of the Research Program. For purposes of clarification, Program Technology includes process development performed by or under authority of Symyx or Bayer, or jointly by Symyx and Bayer, in the course of performing the Research Program. Program Technology shall not include any Symyx Technology, Bayer Technology or Combinatorial Chemistry Technology.

        1.15.1 "Know-How" shall mean all data, instructions, processes, formulas and information, including, without limitation, chemical, physical and analytical, safety, manufacturing and quality control data and information which is necessary for the development, manufacture or use of Agreement Compounds or Products. Know-How does not include any inventions included in the Patent Rights.

        1.15.2 "Patent Rights" shall mean (i) any patent or patent application claiming an invention conceived and reduced to practice by Symyx or Bayer, or jointly by the parties, in the course of performing the Research Program which claims an Agreement Compound or a Product, or method or process for the synthesis of an Agreement Compound or Product, or a composition-of-matter containing an Agreement Compound or Product, or a method or process for the use of an Agreement Compound in or for the manufacture of a Product, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing.

1.16 "Project" shall mean a research effort within a Field focused on the identification and development of Lead Compounds with mutually agreed upon characteristics, or uses, for the manufacture of Product(s). Projects shall include the initial Projects referenced in Section 2.2.3, and any additional Projects that become part of the Research Program in accordance with Section 3.1.1.

1.17 "Project Plan" shall mean the written overall plan to be prepared annually by the applicable RFC for the research to be conducted with respect to a particular Project in a given year, which shall include a budget, time lines, staffing requirements and research objectives, as may be amended by the RFC from time to time.

1.18 "Research Expenses" shall have the meaning set forth in Section 6.1.

1.19 "Research Field Committee" or "RFC" shall have the meaning set forth in
Section 3.2.1.

1.20 "Research Program" shall mean all research activities conducted by Symyx and Bayer on a collaborative basis under this Agreement, with the goal of discovering Agreement Compounds within the Fields, in accordance with the Project Plans.

1.21 "Research Program Term" shall have the meaning described in Section 2.4.1.

1.22 "Sublicensee" shall mean, with respect to a particular Product, a third party to whom Bayer (or its Affiliate) has granted a license or sublicense to develop, make, import, use, offer for sale or sell such Product (each such license or sublicense referred to in this Agreement as a "Sublicense"). As used in this Agreement, "Sublicensee" shall also include a third party to whom Bayer has granted the right to distribute such Product, provided that such third party has the primary responsibility for marketing and promotion at its expense of such Product within the field or territory for which such distribution rights are granted.

1.23 "Specialty Product" shall mean chemicals and materials which are not Commodity Products.

1.24 "Symyx Technology" shall mean all patents, copyrights, trade secrets, know-how, data, and other intellectual property of any kind owned or controlled by Symyx during the term of this Agreement which relates to an invention conceived and reduced to practice outside the Research Program by Symyx. Symyx Technology excludes Combinatorial Chemistry Technology.

1.25 "Targeted Library" shall mean a Library of compounds prepared by Symyx for use in optimizing compounds pursuant to the Research Program which was prepared using Confidential Information provided to Symyx by Bayer, in writing, for the express purpose of facilitating such optimization, as evidenced in an acknowledgment letter signed by Symyx or in the approved minutes of a meeting between the parties. It is understood that "Targeted Library" shall include only those Libraries made using such Confidential Information and shall not include libraries prepared using (A) Confidential Information that falls within one or more exceptions set forth in Section 10.1(i)-(v) or (B) data generated by Symyx in the course of performing the Research Program.

                                    EXHIBIT B
                   PROCEDURE FOR LEAD COMPOUND IDENTIFICATION

1. At such time as Symyx has identified a compound which it believes may meet the Lead Criteria for a particular project, it shall provide the data and results supporting such conclusion to the applicable RFC.

2. Symyx will, on request of Bayer, use reasonable efforts to provide reasonable quantities of such compound for Bayer to confirm whether it meets the applicable Lead Criteria.

3. The RFC shall review the results provided by Symyx and Bayer with respect to a particular Lead Compound, and if such results indicate that the applicable Lead Criteria have been satisfied, the RFC shall deem such compound to be a Lead Compound for all purposes of this Agreement.

4. In the event that the RFC requests further information or the conduct of further studies to confirm whether a particular Lead Compound meets the applicable Lead Criteria, Symyx and Bayer shall use reasonable efforts to prepare any such information and conduct any such studies.

                                    EXHIBIT C

                                 INITIAL FIELDS

[******]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D



                      [PREFERRED STOCK PURCHASE AGREEMENT]

                            STOCK PURCHASE AGREEMENT

        THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the ____ day of _________ 1998, by and between Symyx Technologies (the "Company"), a California corporation, located at 3100 Central Expressway, Santa Clara, California 95051, and the investors listed on the signature pages hereto, individually an "Investor" and collectively the "Investors."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

                1.1 Sale and Issuance of Series D Preferred Stock.

                        (a) The Company will have authorized before Closing (as defined below) the sale and issuance of up to 1,500,000 shares of Series D Preferred Stock (the "Shares"), with the Shares having the rights, preferences, privileges and restrictions as set forth in the Company's Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Articles"), and the Company shall adopt and file the Articles with the Secretary of State of California on or before the Closing.

                        (b) Subject to the terms and conditions of this Agreement, the Company shall sell and issue to each Investor, and each Investor shall purchase from the Company, the number of Shares set forth on such Investor's signature page to this Agreement at a purchase price of $4.50 per share.

                1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m., on _________, 1998, or at such other time and place as the Company and the Investors may agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Shares purchased by such Investor, and the Investor shall deliver to the Company a wire transfer of immediately available funds payable to the Company's order in the aggregate amount of the purchase price for the Shares.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                2.2 Capitalization. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                        (a) 19,150,000 shares of Preferred Stock (the "Preferred Stock"), of which 1,000,000 have been designated Series A Preferred Stock, 8,650,000 shares have been designated Series B Preferred Stock, 8,000,000 shares have been designated Series C Preferred Stock and 1,500,000 shares have been designated Series D Preferred Stock. Immediately prior to the Closing, 1,000,000 shares of Series A Preferred Stock, 8,600,687 shares of Series B Preferred Stock, 6,750,284 shares of Series C Preferred Stock and no shares of Series D Preferred Stock will be outstanding.

                        (b) (i) 150,000 shares of Class B Common Stock, of which 120,000 shares are issued and outstanding, and (ii) 50,000,000 shares of Common Stock (the "Common Stock"), of which ____________ shares are issued and outstanding as of ______________.

                        (c) Except as set forth in the Schedule of Exceptions, there are no outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Restated Investor Rights Agreement attached hereto as Exhibit C (the "Rights Agreement"), the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights and to the availability of specific performance.

                2.5 Valid Issuance of Preferred and Common Stock.

                        (a) The Shares that are being purchased hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable free from any liens or encumbrances other than those created by the holders thereof and free of any restriction on transfer other than those under this Agreement and under applicable federal and state securities laws. Based in part upon the representations of the Investor in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares purchased under this Agreement (the "Conversion Stock") have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Shares hereunder.

                        (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and other applicable Blue Sky Laws, which filing will be effected within 15 days of the sale of Shares hereunder.

                2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                2.8 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as set forth in the business plan delivered to Investor without any known conflict with or infringement of the rights of others. The patents, patent applications, trademarks, service marks, trade names and copyrights owned by the Company and that the Company has rights to use are set forth on the Schedule of Exceptions. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed in the business plan delivered to Investor, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted as set forth in the business plan delivered to Investor. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed in the business plan delivered to Investor, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                2.9 Compliance with Other Instruments.

                        (a) The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                        (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                2.10 Agreements; Actions.

                        (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                        (b) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) obligations of, or payments by, the Company to any officer, director, employee or family member of any such individual.

                        (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                        (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, which materially adversely affects its business as now conducted and as proposed to be conducted as set forth in the business plan delivered to Investor.

                2.11 Disclosure. The Company has fully provided the Investor with all the information which the Investor has requested for deciding whether to purchase the Shares. To the Company's knowledge, neither this Agreement, any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                2.12 Registration Rights. Except as provided in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                2.13 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                2.14 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the financial statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted as set forth in the business plan delivered to Investor or any of its properties or material assets.

                2.15 Financial Statements. The Company has delivered, or will deliver prior to the Closing, to each Investor its unaudited financial statements as of December 31, 1997 (the "Financial Statements"). The Financial Statements have been prepared on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, which are neither individually nor in the aggregate material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise.

                2.16 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

                2.17 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                2.18 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

        3. Representations and Warranties of the Investor. Each Investor hereby represents and warrants that:

                3.1 Authorization. All action on the part of the Investor for the authorization, execution, delivery and performance by the Investor of this Agreement has been taken, and this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

                3.2 Purchase Entirely for Own Account. The Investor confirms that the Shares purchased hereunder and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Investor represents that it has full power and authority to enter into this Agreement.

                3.3 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

                3.4 Experience. Such Investor is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

                3.5 Restricted Securities. The Investor understands that the Shares it is purchasing and the Common Stock issuable upon the conversion thereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares (or the Common Stock issuable upon the conversion thereof) unless and until:

                        (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                        (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                3.7 Legends. It is understood that the certificates evidencing the Shares (or the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

                        (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                        (b) Any legend required by the laws of the State of California or any other applicable state, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                3.8 Additional Representations of Foreign Investors. If the Purchaser does not reside in and is not a citizen of the United States, for the purpose of this Section 3 the Purchaser shall be deemed a "Foreign Investor;" and the Purchaser represents, warrants and covenants to the Company, in addition to the other representations, warranties and covenants set forth in this Section 3, the following:

                        (a) Neither the Foreign Investor nor any person for the account of whom such Foreign Investor is acting, including the estate of any such person, a trust of which any such person is a beneficiary, or a corporation, partnership, trust or other entity organized under the laws of the United States of America, its territories and possessions and all areas under the jurisdiction of the United States of America, is a citizen or resident of the United States of America (a "U.S. Person").

                        (b) Such Foreign Investor will not sell, transfer or otherwise dispose of the Shares for a period of ninety (90) days after the closing, and such Foreign Investor will not thereafter sell or otherwise transfer the Shares to a U.S. Person unless the Company has received an opinion of counsel, satisfactory to the Company, that such transfer will not be in violation of the Securities Act or any applicable state securities laws.

                        (c) The Foreign Investor understands that the Company will not allow any transfer or other disposition of the Shares unless the proposed transferee shall have executed an instrument containing the representations set forth in the foregoing paragraphs (a) and (b) of this
Section 3.0 or the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such proposed transfer would not be in violation of the Securities Act or any applicable state securities law.

                        (d) The share certificate(s) of a Foreign Investor evidencing the Shares shall bear the following legend in addition to any other legend required under this Agreement:

        THE SHARES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT") AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF FOR A PERIOD OF NINETY (90) DAYS AFTER THE DATE ON THE FACE HEREOF, AND THEREAFTER MAY NOT BE TRANSFERRED TO A CITIZEN OR RESIDENT OF THE UNITED STATES OF AMERICA, INCLUDING THE ESTATE OF ANY SUCH PERSON, A TRUST OF WHICH ANY SUCH PERSON IS A BENEFICIARY, OR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS AND ALL AREAS UNDER THE JURISDICTION OF THE UNITED STATES OF AMERICA, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR ANY APPLICABLE STATE ACT.

        4. California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

        5. Conditions of Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment or written waiver on or before the Closing of each of the following conditions:

                5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                5.3 Compliance Certificate. The President or Chief Financial Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of this Agreement.

                5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                5.5 Restated Investor Rights Agreement. The Company and the Investor shall have entered into the Restated Investor Rights Agreement in the form of Exhibit C.

                5.6 Opinion of Company Counsel. The Investor shall have received from counsel to the Company an opinion addressed to them, dated the Closing Date, in the form of Exhibit D.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the
Company:

                6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price for the Shares.

                6.3 Amended and Restated Articles. The Articles shall have been accepted for filing by the California Secretary of State.

        7. Covenants of the Company.

                7.1 Delivery of Financial Statements. The Company shall deliver to each Investor which holds, together with its affiliates, an aggregate of 500,000 shares of Series D Preferred Stock (or Common Stock issued or issuable upon conversion of such Series D Preferred Stock):

                        (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, statements of operations and cash flow for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) within forty five (45) days of the end of each fiscal quarter, and until a public offering of Common Stock of the Company, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                        (c) with respect to the financial statements called for in subsection (c) of this Section 8.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments and the absence of footnotes;

                7.2 Termination of Covenants. The covenants set forth in Sections 7.1, and 7.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

        8. Investors Rights Agreement. The Company's Investors Rights Agreement dated July 29, 1997 (the "Prior Rights Agreement") is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto. By execution of this Agreement, each Investor (i) consents to such amendment and restatement of the Prior Rights Agreement and (ii) agrees to become a party to and be bound by the Rights Agreement in the form set forth in Exhibit C hereto with the same force and effect as if such Investor had executed a separate signature page to such Rights Agreement.

        9. Miscellaneous.

                9.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years.

                9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated on the first page of this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                9.8 Amendments and Waivers. This Agreement may only be amended or waived in writing signed by both parties hereto.

                9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        10. Right to Purchase Common Stock

                10.1 Right to Purchase Common Stock. In connection with the execution of that certain Collaboration Agreement dated as of March 1, 1998 by and between Bayer INNOVATION ("Bayer") and the Company, Bayer shall hereby be entitled to subscribe for and purchase from the Company, at a price per share equal to the initial price per share to the public (without any reduction for fees or discounts to Underwriters) of the Company's Common Stock in an initial public offering of the Company's Common Stock pursuant to an effective registration Statement under the Securities Act of 1933, as amended (the "Act") (a "Public Offering") payable in cash or check (the "Option Share Price"), at any time after the date the Company proposes to effect a Public Offering and before the date on which the Company files an initial registration statement under Act with respect to such Public Offering, at least the number of shares which can be purchased for $2,000,000 at the Option Share Price but no more than the number of shares which can be purchased for $4,000,000 at the Option Share Price of fully paid and non-assessable shares of the Company's Common Stock (the "Section 10 Common Stock"), subject to the terms and conditions set forth in this Section 10 and pursuant to an executed Common Stock Purchase Agreement substantially in the form of Exhibit E hereto (the "Common Stock Purchase Agreement").

                10.2 Notices. In the event that the Company shall propose at any time to effect a Public Offering, the Company shall send to Bayer at least ten
(10) days' prior written notice of the date when an initial registration statement under the Act shall be filed by the Company with respect to such Public Offering.

                10.3 Conditions to Both Bayer's and the Company's Obligations. The obligations of Bayer to purchase and of the Company to issue and sell the
Section 10 Common Stock are subject to the fulfillment, on or prior to the closing date of the Common Stock Purchase Agreement, of all of the following conditions, any of which may be waived in whole or in part by mutual agreement of Bayer and the Company:

                        (a) The closing of the Company's initial Public Offering shall have occurred.

                        (b) The purchase of the Section 10 Common Stock by Bayer under the Common Stock Purchase Agreement shall be legally permitted by all laws and regulations to which Bayer or the Company are subject.

                        (c) All of the conditions contained in the Common Stock Purchase Agreement shall have been fulfilled.

                10.4 Miscellaneous.

                        (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of

Common Stock to permit the issuance of the Section 10 Common Stock. Such shares when issued in compliance with the provisions of this Section 10 will be duly authorized, validly issued, fully paid and nonassessable.

                        (b) The terms of this Section 10 shall be binding upon and shall inure to the benefit of any successors or assigns of the Company. The stock purchase rights granted to Bayer under this Section 10 may only be exercised by Bayer and are not transferable without the express written consent of the Company.

                        (c) Until the closing of the Common Stock Purchase Agreement, Bayer shall not be entitled to vote or receive dividends with respect to the Section 10 Common Stock or be deemed to be a Common Stock shareholder of the Company for any purpose, nor shall anything contained in this Section 10 be construed to confer upon Bayer any rights of a Common Stock shareholder of the Company or any right, with respect to the Section 10 Common Stock, to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.



                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SYMYX TECHNOLOGIES

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

INVESTOR:

BAYER AG

a German corporation, having a principal place of business at D-51368 Leverkusen, Germany

By:
   -------------------------------------
               (sign here)

Name:
     -----------------------------------
       (print name of signor here)

Title:
      ----------------------------------
      (print title of signor here)

No. of shares:
              --------------------------

Total purchase price
at US$4.50 per share: US$_______________